UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 24, 2006
Date of Report (Date of earliest event reported)
CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Fifth Avenue New York, New York 10017
(Address of principal executive offices, including zip code)

(212) 771-0505
(Registrant's telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 24, 2006 CIT Group Funding Company of Canada (the “Issuer”) and CIT Group Inc. (the “Guarantor”) made available to investors a prospectus supplement, dated October 24, 2006 and a prospectus, dated October 24, 2006, with respect to the issuance by the Issuer of $500,000,000 aggregate principal amount of 5.60% Senior Notes due November 2, 2011 (the “notes”), fully, unconditionally and irrevocably guaranteed by the Guarantor (the “guarantees” and, together with the notes, the “securities”) pursuant to an indenture, to be dated as of November 1, 2006 (the “Indenture”), among the Issuer, the Guarantor and The Bank of New York, as Trustee, a form of which the Issuer and the Guarantor filed on October 24, 2006 with the SEC as an exhibit to post-effective amendment No. 1 to the Guarantor’s registration statement on Form S-3 (File No. 333-131159).

In connection with the issuance of the securities, Shearman & Sterling LLP, U.S. counsel to the Issuer and the Guarantor, has delivered an opinion to the Issuer and the Guarantor, dated October 24, 2006, regarding the legality of the securities upon issuance and sale thereof on November 1, 2006 and Stewart Mckelvey, special Nova Scotia counsel to the Issuer, has delivered an opinion to the Issuer, dated October 24, 2006, regarding the due authorization by the Issuer of the Indenture and the notes. A copy of the opinion as to legality is attached as Exhibit 5.1 hereto and a copy of the opinion as to due authorization by the Issuer of the Indenture and the notes is attached hereto as Exhibit 5.2 hereto.

Item 9.01. Financial Statements and Exhibits
(c)	Exhibits
The following exhibits are filed or furnished herewith:
	5.1	Opinion of Shearman & Sterling LLP
	5.2	Opinion of Stewart McKelvey

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CIT Group Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIT GROUP INC.

Dated: November 1, 2006	By:	/s/ Glenn A. Votek
Name: Glenn A. Votek Title: Executive Vice President & Treasurer

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Shearman & Sterling LLP
5.2	Opinion of Stewart McKelvey